UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 30, 2022

 SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to CEO Letter Agreement

On August 30, 2022, Edward L. Doheny II, President and Chief Executive Officer of Sealed Air Corporation (the “Company”), entered into a letter agreement with the Company (the “Letter Agreement”) amending certain provisions of his original offer letter agreement with the Company dated September 5, 2017, as amended by a letter agreement dated December 10, 2020 (the “Current Agreement”).

Under the Current Agreement, Mr. Doheny’s term of employment is scheduled to end on September 18, 2022 with annual one-year renewal terms thereafter. Under the Letter Agreement, the term of employment is extended until December 31, 2027. Employment after that date would be on an “at-will” basis, without additional one-year renewal terms.

The Letter Agreement requires the Company to include certain special retirement provisions in any equity compensation awards made to Mr. Doheny after the date of the Letter Agreement. Under those special retirement provisions, if Mr. Doheny terminates employment with the Company on or after his “Earliest Retirement Date” for any reason other than his death or disability or under circumstances constituting “Cause” (as defined in the Current Agreement), the outstanding equity compensation awards will continue to vest in accordance with their original vesting schedules, subject to any applicable performance conditions. To receive this treatment, Mr. Doheny must comply with any post-employment covenants, including those in his Current Agreement. Mr. Doheny may also be required to provide a release of claims at the time of his retirement. The special retirement provisions are in lieu of any cash severance benefits otherwise provided under his Current Agreement or any other Company plan (other than cash severance benefits payable for a “Qualifying Termination” on or within 24 months after a “Change in Control,” as those terms are defined in the Current Agreement). For these purposes, “Earliest Retirement Date” means the earlier of (i) December 31, 2027, or (ii) a date determined by the board, not before December 31, 2025, if a successor Chief Executive Officer has been identified by the board, and the board determines that Mr. Doheny has appropriately supported and cooperated with the succession planning process.

Under the Current Agreement, Mr. Doheny is eligible to receive a reimbursement for 100% of the loss on sale of his home in Milwaukee, WI, capped at $300,000, should he choose to sell that home by September 18, 2022 (i.e., within five years after his original start date). The Letter Agreement extends the period for this home sale loss protection by one year, until September 18, 2023.

The foregoing description of the Letter Agreement is qualified in in its entirety by reference to the full text of the Letter Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 30, 2022, between Edward L. Doheny II and Sealed Air Corporation.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel Shelton Willis
	Name:	Angel Shelton Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: August 31, 2022